Exhibit 99.2
Amicus Therapeutics Outlines 2010 Strategic Priorities and Continued Progress with Product Pipeline
Company to focus on advancing AmigalTM Phase 3 Program in Fabry disease
Cranbury, NJ, January 11, 2010 — Amicus Therapeutics (NASDAQ: FOLD) today outlined the Company’s three key strategic priorities and presented a corporate outlook for 2010 at the 28th Annual J.P. Morgan Healthcare Conference.
“In 2010 our strategic priorities are clear and we remain steadfast in executing our business goals. We are committed to focusing our resources on three value-creating centers within Amicus. Advancing our global Amigal Phase 3 program is our number one priority. We expect to make significant progress with Amigal by fully enrolling our 011 study and expect to commence the 012 Phase 3 study to support approval in the EU. We plan to balance the execution of this global, late-stage clinical program in Fabry disease with significant progress in our chaperone-ERT combination programs and our preclinical programs in Parkinson’s disease and Alzheimer’s disease,” said John F. Crowley, Amicus’ President and CEO.
Amigal (migalastat hydrochloride) for the treatment of Fabry Disease
The Phase 3 study intended to support approval in the United States (Study 011) commenced in the second quarter of 2009 and treatment of the first patient began in the fourth quarter of 2009. The Company expects to complete enrollment by the end of 2010 and to have results from this study in mid-2011. The 011 study is a 6-month, randomized, double-blind trial comparing Amigal to placebo in approximately 60 subjects. The surrogate primary endpoint is the change in the amount of kidney interstitial capillary GL-3. Subjects to be enrolled are Fabry patients who have never received enzyme replacement therapy (ERT), or who have not received ERT for at least 6 months, and who have a mutation responsive to Amigal. The Company intends to seek Accelerated Approval for Amigal according to Subpart H regulations. The key elements of this study design and regulatory path were agreed to with the U.S. Food and Drug Administration (FDA) in the second quarter of 2009.
Amicus previously reported that it completed a series of discussions with the European Medicines Agency (EMEA) regarding the clinical study required for Amigal registration in Europe. The Company today reported that it expects to commence this Phase 3 trial (Study 012) before year end. The 012 study will be an 18-month, randomized, open-label study comparing Amigal versus ERT in approximately 60 subjects. The primary endpoint will be renal function as measured by glomerular filtration rate (GFR). Subjects to be enrolled will be Fabry patients who are receiving ERT and have a mutation responsive to Amigal. Patients will be randomized to switch to Amigal or to continue receiving ERT.
Twenty-two of the 26 subjects enrolled in the original Phase 2 studies continue to receive treatment in an ongoing extension study designed to evaluate the long-term safety and efficacy of Amigal. Fourteen subjects have been on treatment for at least 2 years and eight subjects have been on treatment for more than 3 years. Preliminary data from this study suggest that Amigal continues to be generally well-tolerated. In addition, in the subset of these patients that meet the Phase 3 study entry criteria and have only received the Phase 3 dose and regimen, results suggest stabilization of renal function as measured by GFR and trends of improvement in proteinuria. The Company will provide an update from this study in the first quarter of 2010.

Chaperone-ERT Combination Therapy
Amicus continues to advance its program evaluating the use of pharmacological chaperones in combination with ERT as an expansion of the chaperone technology platform. Amicus previously reported preclinical data at several scientific conferences in 2009 demonstrating that the addition of a pharmacological chaperone to ERT has the potential to address key limitations of ERT. The addition of a pharmacological chaperone has been shown to prevent the loss of activity of ERT in the circulation, increase tissue uptake and substrate reduction, and reduce antibody response. Preclinical proof-of-concept has been established for Fabry disease and Pompe disease and initial proof-of-concept work is currently being conducted for Gaucher disease.
The Company has selected Amigal as its first clinical candidate and plans to initiate a Phase 2 study with Amigal in combination with ERT before the end of 2010. Additionally, the Company is evaluating options to advance Chaperone-ERT combination therapy programs for Pompe disease and Gaucher disease.
The Company expects to report additional proof-of-concept data in Fabry, Pompe and Gaucher at various scientific conferences throughout 2010.
Diseases of Neurodegeneration
Amicus is committed to advancing its pharmacological chaperone technology for the treatment of diseases of neurodegeneration. The Company has advanced its preclinical program in Parkinson’s disease and established initial proof-of-concept in animal models of the disease. The Company previously reported data demonstrating the prevention of synuclein accumulation in the brain after treatment with the chaperone. Today the Company announced that in recent preclinical studies treatment with a chaperone resulted in encouraging improvements in behavioral characteristics and motor function in Parkinson’s animal models.
The Company expects to complete advanced preclinical proof-of-concept studies in Parkinson’s disease during the course of the year and plans to report additional data at a scientific conference in the second half of 2010.
Additionally, Amicus announced today that its second lead preclinical program using the pharmacological chaperone approach is for the treatment of Alzheimer’s disease. The Company expects to complete initial proof-of-concept studies during 2010 and report data in the second half of 2010.
2010 Financial Guidance
Amicus expects to begin 2010 with a cash balance of approximately $78 million. The Company expects to spend a total of $40 to $50 million on 2010 operating expenses. The current cash position is expected to be sufficient to fund operations and capital expenditure requirements into the second half of 2011. In 2010, the Company plans to evaluate all opportunities to continue to build on its financial strength including a range of potential global partnerships.
About Amicus Therapeutics
Amicus Therapeutics is developing orally-administered, small molecule drugs called pharmacological chaperones, a novel, first-in-class approach to treating a broad range of diseases including lysosomal storage disorders and diseases of neurodegeneration. Amicus’ lead program is in Phase 3 for the treatment of Fabry disease.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of Amicus’ candidate drug products, the timing and reporting of results from preclinical studies and clinical trial evaluating Amicus’ candidate drug products, and the projected cash position for the Company. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing and outcomes of ongoing discussions with regulatory authorities and the potential goals, progress, timing and results of preclinical studies and clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the business of Amicus, including, without limitation: the potential that results of clinical or pre-clinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; and, our dependence on third parties in the conduct of our clinical studies. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. Additionally, with respect to statements regarding projections of the Company’s cash position, actual results may differ based on market factors and the Company’s ability to execute its operational and budget plans. Additionally, all forward looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2008, and our other public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
CONTACTS:
Investors/Media:
Jenene Thomas
Director, Investor Relations
(609) 662-5084
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